November 11, 1998






VIA FACSIMILE AND OVERNIGHT COURIER

Raleigh Capital Associates, L.P.
c/o Icahn Associates Corporation
767 Fifth Avenue
47th Floor
New York, NY  10153

Re:  Buy/Sell Notice

Gentlemen:

Pursuant to Section 1 of that certain Raleigh Buy/Sell Agreement (the "Buy/Sell Agreement"), dated as of November 6, 1998, by and among Raleigh Capital Associates, L.P., American Real Estate Partners, L.P., The St. Joe Company and Arvida/JMB Managers, Inc., the undersigned hereby deliver to you the Buy/Sell Notice. Capitalized terms used but not otherwise defined herein have the same meanings as in the Buy/Sell Agreement.

         1. The Buy/Sell Price is $430 per Interest.

         2. The GP Assets Purchase Price, as of August 31, 1998, is $24,497,091.

         3. Attached hereto as Exhibit 1A is a written statement by Lehman of the Lehman Estimated Liquidation Value as of August 31, 1998, together with a description of the methodology employed by Lehman in determining such value and a confirmation that the Lehman Estimated Liquidation Value was determined in a manner consistent with past practice.

         4. Attached hereto as Exhibit 1B is a copy of additional or backup material provided to the General Partner in connection with the statement by Lehman described in No. 3 above.

         5. Attached as Exhibit 2 hereto is material showing the General Partner's calculation of the GP Assets Purchase Price as of August 31, 1998.

                                                   Very truly yours,

                                                   THE ST. JOE COMPANY

                                                   By: /s/ Michael M. Regan
                                                   Its: Vice President

                                                   ARVIDA/JMB MANAGERS, INC.


                                                   By: /s/ Stephen R. Lovelette
                                                   Its: Vice President


cc w/encl:        Gordon Altman Butowsky
                     Weitzen Shalov & Wein
                  Attention:  Marc Weitzen, Esq.